                               Registration No. 33
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              Staff Builders, Inc.
             (Exact name of Registrant as specified in its charter)

                          Delaware                           11-2650500
               (State or other jurisdiction of            (I.R.S. Employer
               incorporation or organization)           Identification No.)

         1983 Marcus Avenue, Lake Success, New York            11042
          (Address of Principal Executive Offices)           (Zip Code)


                   Staff Builders, Inc. 2000 Stock Option Plan
                   -------------------------------------------
                            (Full title of the plan)

                                Stephen Savitsky
                                ----------------
          Chairman of the Board, President and Chief Executive Officer

                              Staff Builders, Inc.
                               1983 Marcus Avenue
                          Lake Success, New York 11042
                          ----------------------------
                     (Name and address of agent for service)

                                 (516) 750-1600
                                 --------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Floyd I. Wittlin, Esq.
                                Bingham Dana LLP
                                 399 Park Avenue
                          New York, New York 10022-4689
                                 (212) 207-1200

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed Maximum       Proposed Maximum
 Title of Securities to       Amount to be         Offering Price Per     Aggregate Offering          Amount of
     be Registered             Registered              Share (1)               Price (1)          Registration Fee
     -------------             -----------             ---------               ---------          ----------------
 Class A Common Stock,     3,000,000(2) shares            $.75                $2,250,000               $562.50
par value $.01 per share

 (1) The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee, has been computed pursuant to Rule 457(h) promulgated under the Securities Act and is based on the average of the high and low prices of Staff Builders, Inc.'s Class A Common Stock, par value $.01 per share (the "Common Stock"), on July 26, 2001, as reported on the over-the-counter bulletin board.

(2) Represents shares issuable under the Staff Builders, Inc. 2000 Stock Option Plan.

         PART I. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The document or documents containing the information specified in Part I are not required to be filed by Staff Builders, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement (the "Registration Statement") pursuant to Rule 424 under the Securities Act.

         PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been previously filed by the Company with the Commission and are incorporated in this Registration Statement by reference:

                  (a) The Company's annual report on Form 10-K/A for the fiscal year ended February 28, 2001, filed on June 28, 2001.

                  (b) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the annual report referenced in (a) above.

                  (c) The description of the Company's Class A Common Stock contained in its Registration Statement on Form 8-A, as amended by Amendment No. 1 to the Registration Statement on Form 8-A of the Company, filed on October 24, 1995, which was declared effective on October 26, 1995, including any amendments or reports filed for the purpose of updating that description.

         All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation of the Company, as amended, provides that (i) the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto and (ii) the personal liability of the directors of the Company is eliminated to the fullest extent permitted by
Section 102(b)(7) of the Delaware General Corporation Law ("Section 102(b)(7)"). The Company has entered into separate indemnification agreements with certain of its officers to the same effect.

         Section 145 permits the Company to indemnify any person who was or is a party or is threatened to be made party to a threatened, pending or completed administrative, investigative, civil or criminal action, suit or proceeding (other than an action by or in the right of the registrant in question) by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another company, partnership, joint venture, trust or "Other Enterprise", against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement he actually and reasonably incurred in connection with such an action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such registrant (and, in the case of a criminal action or proceeding, had no reason to believe his conduct was unlawful). In the case of an action by or in the right of the Company, he may not be indemnified in respect of any claim, issue or matter as to which he was adjudged liable to the Company unless and only to the extent that the court determines that he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         Payment may be made in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding if the officer or director agrees to repay to the Company such amount in the event it is determined that he was not entitled to it. Indemnification against expenses (including attorneys' fees) actually and reasonably incurred must be given under
Section 145 to the extent an officer, director, employee or agent is successful in an action described above.

         In addition, Section 145 permits the Company to purchase and maintain insurance on behalf of any officer, director, employee and agent of the Company or any person serving at the request of the Company as an officer, director, employee or agent of another corporation serving as described above whether or not the Company would have the power to indemnify him under Section 145. The Company maintains directors and officers liability insurance for all duly elected or appointed officers and director so the Company.

         Section 102(b)(7) permits the Company to eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         The following exhibits are filed (except where otherwise indicated) as part of this Registration Statement:

Exhibit No.                          Description
-----------                          -----------
3.1            Restated Certificate of Incorporation of the Company, filed July
               11, 1998. (A)

3.2            Certificate of Amendment to the Restated Certificate of
               Incorporation of the Company, filed August 22, 1991. (B)

3.3            Certificate of Amendment to the Restated Certificate of
               Incorporation of the Company, filed September 3, 1992. (A)

3.4            Certificate of Retirement of Stock of the Company, filed February
               28, 1994. (E)

3.5            Certificate of Retirement of Stock of the Company, filed June 3,
               1994. (A)

3.6            Certificate of Designation, Rights and Preferences of the Class A
               Preferred Stock of the Company, filed June 6, 1994. (A)

3.7 Certificate of Amendment of Restated Certificate of Incorporation of the Company, filed August 23, 1994. (A)

3.8 Certificate of Amendment of Restated Certificate of Incorporation of the Company, filed October 26, 1995. (C)

3.9 Certificate of Amendment of Restated Certificate of Incorporation of the Company, filed December 19, 1995. (D)

3.10           Amended and Restated By-Laws of the Company. (A)

4.1            Staff Builders, Inc. 2000 Employee Stock Option Plan.

5.1            Opinion of Bingham Dana LLP.

23.1 Consent of Deloitte & Touche, LLP to the incorporation by reference in this Registration Statement of their report on the financial statements included in the Company's annual report on Form 10-K for the fiscal year ended February 28, 2001.

23.2 Consent of Bingham Dana LLP (included in the opinion filed as Exhibit 5.1).


----------

See Note to Exhibits

                                NOTES TO EXHIBITS

(A) Incorporated by reference to the Company's exhibit booklet to its Form 10-K for the fiscal year ended February 28, 1995 (File No. 0-11380), filed with the Commission on May 5, 1995.

(B) Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-43728), dated January 29, 1992.

(C) Incorporated by reference to the Company's Form 8-K filed with the Commission on October 31, 1995.

(D) Incorporated by reference to the Company's exhibit booklet to it Form 10-K for the fiscal year ended February 28, 1996 (file No. 0-11380), filed with the Commission on May 13, 1996.

(E) Incorporated by reference to the Company's exhibit booklet to its Form 10-K for the fiscal year ended February 28, 1994, (File No. 0-11380), filed with the Commission on May 13, 1994.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Success, State of New York, on this 2nd day of August, 2001.

                                      STAFF BUILDERS, INC.


                                      By:  /s/ Stephen Savitsky
                                           -------------------------------------
                                           Stephen Savitsky
                                           Chairman of the Board, President and
                                           Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                               Title                                       Date
/s/ Stephen Savitsky                    Chairman of the Board, President and        August 2, 2001
-------------------------------         Chief Executive Officer (Principal
Stephen Savitsky                        Executive Officer) and Director

/s/ Alan Levy                           Senior Vice President, Chief Financial      August 2, 2001
-------------------------------         Officer and Treasurer (Principal
Alan Levy                               Financial and Accounting Officer)

/s/ Bernard J. Firestone, Ph.D.         Director                                    August 2, 2001
-------------------------------
Bernard J. Firestone, Ph.D.

/s/ Jonathan J. Halpert                 Director                                    August 2, 2001
-------------------------------
Jonathan J. Halpert

/s/ Donald Meyers                       Director                                    August 2, 2001
-------------------------------
Donald Meyers

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                           DESCRIPTION
-------                          -----------
3.1            Restated Certificate of Incorporation of the Company, filed July
               11, 1998. (A)

3.2            Certificate of Amendment to the Restated Certificate of
               Incorporation of the Company, filed August 22, 1991. (B)

3.3            Certificate of Amendment to the Restated Certificate of
               Incorporation of the Company, filed September 3, 1992. (A)

3.4            Certificate of Retirement of Stock of the Company, filed February
               28, 1994. (E)

3.5            Certificate of Retirement of Stock of the Company, filed June 3,
               1994. (A)

3.6            Certificate of Designation, Rights and Preferences of the Class A
               Preferred Stock of the Company, filed June 6, 1994. (A)

3.7 Certificate of Amendment of Restated Certificate of Incorporation of the Company, filed August 23, 1994. (A)

3.8 Certificate of Amendment of Restated Certificate of Incorporation of the Company, filed October 26, 1995. (C)

3.9 Certificate of Amendment of Restated Certificate of Incorporation of the Company, filed December 19, 1995. (D)

3.10           Amended and Restated By-Laws of the Company. (A)

4.1            Staff Builders, Inc. 2000 Employee Stock Option Plan.

5.1            Opinion of Bingham Dana LLP.

23.1 Consent of Deloitte & Touche, LLP to the incorporation by reference in this Registration Statement of their report on the financial statements included in the Company's annual report on Form 10-K for the fiscal year ended February 28, 2001.

23.2 Consent of Bingham Dana LLP (included in the opinion filed as Exhibit 5.1).



----------
 See Notes to Exhibits

                                NOTES TO EXHIBITS

(A) Incorporated by reference to the Company's exhibit booklet to its Form 10-K for the fiscal year ended February 28, 1995 (File No. 0-11380), filed with the Commission on May 5, 1995.

(B) Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-43728), dated January 29, 1992.

(C) Incorporated by reference to the Company's Form 8-K filed with the Commission on October 31, 1995.

(D) Incorporated by reference to the Company's exhibit booklet to it Form 10-K for the fiscal year ended February 28, 1996 (file No. 0-11380), filed with the Commission on May 13, 1996.

(E) Incorporated by reference to the Company's exhibit booklet to its Form 10-K for the fiscal year ended February 28, 1994, (File No. 0-11380), filed with the Commission on May 13, 1994.